Exhibit 10.1

AMENDMENT

to

12% SUBORDINATED PROMISSORY NOTE

DUE FEBRUARY 28, 2023

This Amendment (“Amendment”) to the 12% Subordinated Promissory Notes due February 28, 2023, dated March 2, 2020 (the “Notes”) is entered into and effective as of the last date indicated below, by and between Intellinetics, Inc., a Nevada corporation (the “Company”) and the holders of the Notes (the “Holders”).

WHEREAS, Company and the Holders entered into the Notes, effective March 2, 2020;

WHEREAS, the Notes permit prepayment in accordance with Section 2.c of the Notes, so long as any prepayment is done on a pro rata basis on all Notes then outstanding;

WHEREAS, the Notes may be amended in accordance with Section 6.e of the Notes by a written instrument signed by the Company and the holders of at least 51% in principal amount of the then outstanding Notes (the “Required Holders”);

WHEREAS, the Company and the Required Holders desire to amend the Notes to permit the Company to allow Holders to elect to extend the Maturity Date for individual Notes.

NOW THEREFORE, the parties agree as follows:

1. The following is added to the Preamble of the Note.

Individual Holders may elect to extend the Maturity Dates of their respective Notes to August 31, 2023 (any Notes so extended, the “Extended Notes”). The Company shall continue to make quarterly interest payments on all Extended Notes until August 31, 2023 at the rate of 12.0% per annum.

2. The following is added to Section 3.c., Prepayment:

The Company may prepay any portion of the principal amount of this Note without the prior written consent of the Holder, provided, however, that any prepayment is done on a pro rata basis on all Notes then outstanding. Notwithstanding the foregoing, individual Holders may elect to extend the Maturity Date of their Notes, and any payment on the remaining Notes with original Maturity Dates shall not be deemed a non-pro rata payment pursuant to this paragraph.

3. Except as set forth herein, the terms of the Notes shall remain in full force and effect. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Notes. This Amendment may be signed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date of the last signature of a Required Holder hereto.

REQUIRED HOLDER

Required Holder Name: __Required Holders____________________________

Signature: ___/s/ Required Holders_____________________________________

Name of Authorized Signatory, if Entity: ________________________________

Title of Authorized Signatory, if Entity: _________________________________

Name, if Joint: __________________________________________

Signature, if Joint Individuals: ______________________________

Date: ____________

EXTENSION ELECTION:

By signing below, you indicate that you are electing to extend the Maturity Date of your Note from February 28, 2023 to August 31, 2023, with quarterly interest payments continuing at 12% until the new Maturity Date.

Signature: _____________________________________________

Signature, if Joint Individuals: ______________________________

Signature Page to Amendment to 10% Subordinated Convertible Note

INTELLINETICS, INC.

By:	/s/ James F. DeSocio
Name:	James F. DeSocio
Title:	President and CEO

Signature Page to Amendment to 10% Subordinated Convertible Note